SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant         ☒
Filed by a party other than the Registrant        ☐
Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☒           Soliciting Material Pursuant to section 240.14a-12

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(Name of Registrant as Specified in Its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒           No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)           Proposed maximum aggregate value of transaction:
(5)           Total fee paid:
☐           Fee paid previously with preliminary materials:
☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)           Form, Schedule or Registration Statement No.:
(3)           Filing party:
(4)           Date filed:

The following talking points have been provided to lenders at banking subsidiaries of Merchants and Manufacturers Bancorporation, Inc. in connection with their communications with customers.

HARRIS PERFORMANCE

Merchants would be joining an organization committed to strong financial performance and growth.

•	Loan growth averaging 18.7% annually from '03-'06

•	Deposit growth averaging 5.9% annually from '03-'06 [5.9%]

•	Revenue growth averaging 8.6% annually from '03-'06 [8.6%]

•	Net income growth averaging 11.4% annually from '03-'06

HARRIS COMMUNITY BANK – STRATEGY AND ORGANIZATION

•
Leverage strong community leaders focused on growing deep customer relationships through exceptional service and offering a broad range of products and services through an expanding distribution network.

•	Harris' strategy is to serve local communities with skilled senior decision-makers empowered to address local needs – District Managers/Regional Presidents.

•	Individual community bank presidents have marketing, pricing, and credit authority. They are responsible for the integration of all Harris offerings.

•	Key support areas are in place to assure that senior leaders focus on market activities – Harris Call Center (Buffalo Grove, IL)

Harris Consumer Lending Center (Rolling Meadows, IL)

Harris Item Processing Center (Lombard, IL)

COMMITMENT TO COMMUNITY

•	Decision making is local with direction from community-oriented Boards of Directors.

•	Community involvement is a critical component of our strategy and Harris supports over 140 organizations through contributions and volunteer efforts.

Why are we Joining Harris?

•	Our goal was to establish a statewide system of Community Banks.

•	To take the next step and add to our acquisitions would take time.

•
We needed to find a strong partner who not only had the resources necessary to make acquisitions, but help us compete in this highly competitive business by adding to product and service lines and adding to our capacity to service a larger customer base, while at the same time maintaining local decision making and management.

•	Harris is that partner.

As a Customer, how will I be affected?

•	Added products and services (capital markets)

•	Added capacity to support growth of the customer

•	Continued local decision making

•	No interruption in your relationship with staff

•	More convenience – added locations

ADDITIONAL INFORMATION AND WHERE TO FIND IT

IN CONNECTION WITH THE PROPOSED ACQUISITION OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. BY HARRIS, MERCHANTS AND MANUFACTURERS WILL PREPARE A PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC).  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS.  BEFORE MAKING ANY VOTING DECISION, MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (WHEN AVAILABLE) BY DIRECTING A REQUEST BY MAIL OR TELEPHONE TO JOHN KRAWCZYK, ESQ., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 WESTRIDGE DRIVE, NEW BERLIN, WI  53151, OR TELEPHONE:  262-827-6700, OR FROM MERCHANTS AND MANUFACTURERS WEBSITE, HTTP://WWW.MMBANCORP.COM.

Participants in the Solicitation

Merchants and Manufacturers and its directors and officers may be deemed to be participants in the solicitation of proxies from Merchants and Manufacturers shareholders with respect to the acquisition.  Shareholders may obtain additional information regarding the interests of Merchants and Manufacturers directors and executive officers in the acquisition, which may be different than those of Merchants and Manufacturers shareholders generally, by reading the proxy statement and other relevant documents regarding the acquisition, when filed with the SEC.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation.  These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and businesses of both Bank of Montreal and Merchants and Manufacturers.

However, by their nature these forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved.  Bank of Montreal and Merchants and Manufacturers caution readers of this news release not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, the satisfaction of acquisition closing conditions; regulatory approval and Merchants and Manufacturers shareholder approval of the acquisition; the actual closing of the acquisition; the actual effects of the acquisition on the combined companies and their customers; the combined companies’ ability to successfully integrate and achieve desired operating synergies and results; and others discussed in Bank of Montreal’s and Merchants and Manufacturers’ filings with the Securities and Exchange Commission.